EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of M.B.A. Holdings, Inc. (“the Company”) on Form 10-K for the fiscal year ended October 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (“the Report”), I, Gaylen M. Brotherson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gaylen M. Brotherson

Gaylen M. Brotherson Chairman of the Board, Chief Executive Officer and Chief Financial Officer February 13, 2006